Exhibit 99.1

News Release

For Release on August 09, 2018

Inpixon Reports Second Quarter 2018 Financial Results and Provides Corporate Update

Conference Call To Be Held Today at 4:30 pm Eastern Time

PALO ALTO, Calif. – Inpixon (NASDAQ: INPX), a leading indoor positioning and data analytics company, today reported financial results for the second quarter ended June 30, 2018 and provided an update on corporate developments.

Second Quarter 2018 Financial Highlights:

●	2018 Q2 revenue of $1.8 million

●	2018 Q2 gross margin of 55%

●	2018 Q2 GAAP net loss of $1.08 per share

●	2018 Q2 Proforma Non-GAAP net loss[1] of $0.34 per share

●	2018 Q2 Non-GAAP Adjusted EBITDA[1] loss of $4.1 million

“While we did realize lower revenues from the VAR business during the second quarter of 2018 as compared to the same period for prior years, we have been able to continue to strengthen our balance sheet by significantly reducing our liabilities and increasing stockholders’ equity, allowing us to be able to regain compliance with Nasdaq’s stockholders’ equity requirement. We continue to work on repairing and rebuilding our vendor and supplier relationships and anticipate that the VAR business will have improved results during the third and fourth quarters of 2018, following the federal government’s busy season in September and October. The IPA business did see an increase in revenue as compared to prior quarters for the same period and we expect this trend to continue in the second half of the year”, said Nadir Ali, CEO of Inpixon.

“During the second quarter, we also announced plans to spin-off our VAR business and initiated steps in connection with this transaction by filing a Form 10 Registration Statement and announcing the execution of a Separation & Distribution Agreement with Sysorex, Inc. in connection with the spin-off of the VAR business, which we believe will allow both companies to focus their resources and energies on their core business plans”, Mr. Ali concluded. Following the spin-off, anticipated to be completed on or about August 31, 2018, Inpixon will focus its efforts on the continued growth of its Indoor Positioning Analytics business that is based on proprietary, patented technology with high gross margins. Sysorex will continue to focus on rebuilding its value-added reseller and integration business with federal government and commercial customers.

1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “on-GAAP Financial Measures.”

Second Quarter 2018 Financial Results

Revenue: Net revenues were $1.8 million for the three months ended June 30, 2018 compared to $15.1 million for the comparable period in the prior year. This $13.3 million decrease, or approximately 88%, is primarily associated with the decline in revenues earned by the Infrastructure Segment as a result of supplier credit issues and a $1.6 million decrease in revenue resulting from an adjustment in the recognition of revenues following the adoption of the new ASC 606 revenue recognition policy beginning in January 2018. For the three months ended June 30, 2018, Indoor Positioning Analytics revenue was $1,274,000 compared to $1,156,000 for the prior year period. Infrastructure revenue was $554,000 for the three months ended June 30, 2018, and $13.9 million for the prior year period. We anticipate the Infrastructure Segment revenue (which will be retained by Sysorex, Inc. in connection with the spin-off) will start to recover in Q3 2018 and Q4 2018 as we rebuild our supplier relationships and head into the federal government busy season.

Gross Profit: Gross profit for the three months ended June 2018 was $1 million versus $3.4 million for the same period in 2017. The gross profit margin for the three months ended June 30, 2018 was 55% compared to 22% during the three months ended June 30, 2017. This increase in gross margin is primarily due to the decrease in lower margin storage and maintenance sales. Indoor Positioning Analytics gross margins for the three months ended June 30, 2018 and 2017 were 71% and 67%, respectively. Gross margins for the Infrastructure segment for the three months ended June 30, 2018 and 2017 was 19%.

GAAP Net Loss: GAAP Net loss attributable to common stockholders of Inpixon for the three months ended June 30, 2018 was $5.9 million compared to $6.4 million for the prior year period. This decrease in loss of $500,000 was attributable to the changes described for the various reporting captions discussed above. GAAP net loss per share for the quarter ended June 30, 2018 was ($1.08), compared to a net loss per share of ($81.26) for the comparable period in 2017.

Non-GAAP Net Loss1: Proforma non-GAAP net loss per basic and diluted common share for the three months ended June 30, 2018 was ($0.34) compared to ($56.70) for the prior year period. These decreases are attributable to the changes discussed in our results of operations.

Non-GAAP Adjusted EBITDA1: Adjusted EBITDA for the three months ended June 30, 2018 was a loss of $4.1 million compared to a loss of $2.7 million for the prior year period. Adjusted EBITDA for the six months ended June 30, 2018 was a loss of $7.5 million compared to a loss of $6.0 million for the prior year period. Non-GAAP adjusted EBITDA is defined as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization plus adjustments for other income or expense items, non-recurring items and non-cash stock-based compensation.

Second Quarter 2018 Business Highlights and Recent Developments

●	Inpixon consummates $10 million public offering

●	Inpixon regains compliance with NASDAQ’s Stockholders’ Equity requirement

●	Inpixon announces plans to spin-off value-added reseller segment and recently executed a Separation and Distribution Agreement in anticipation of spin-off

●	Inpixon recently provided a technology update on blockchain, voice-user Interface, artificial intelligence, and Amazon Web Services.

●	Inpixon continues to expand its international presence with a wave of new channel partnerships in Africa, Central America, North America, United Kingdom, and Portugal.

●	Inpixion recently reported new customers and shipments both within the U.S. and abroad.

●	Inpixon partnered with wireless integration expert Genwave Technologies to provide commercial, industrial, and federal customers with bigger, richer data stores.

●	Inpixon announces the IPA Pod

1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “on-GAAP Financial Measures.”

All results summarized in this press release (including the financial statement tables) should be considered preliminary, are qualified in their entirety by the financial statement tables included in this press release and are subject to change. Please refer to Inpixon’s Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the U.S. Securities and Exchange Commission on or about March 27, 2018.

Conference Call Information

Management will host a conference call on Thursday, August 9, 2018, at 4:30pm Eastern Time to review financial results, corporate highlights and provide an update on developments. Following management’s formal remarks, there will be a question and answer session for Equity Analysts. Management will present a series of slides during the call which may be accessed via the webcast link or Inpixon’s website.

To listen to the conference call, interested parties within the U.S. should call 1-844-824-3831. International callers should call +1-412-317-5141. All callers should ask for the Inpixon conference call. The conference call will also be available through a live webcast, which can be accessed at https://services.choruscall.com/links/inpx180815.html or via the company’s website at http://client.irwebkit.com/inpixon/events.

A replay of the call will be available approximately one hour after the end of the call through September 9, 2018. The replay can be accessed via Inpixon’s website or by dialing 1-877-344-7529 (U.S.) or +1-412-317-0088 (international). The replay conference playback code is 10123081.

About Inpixon

Inpixon (Nasdaq: INPX) is a leader in Indoor Positioning Analytics (IPA). Inpixon IPA Sensors are designed to find all accessible cellular, Wi-Fi, and Bluetooth devices anonymously. Paired with a high-performance data analytics platform, this technology delivers visibility, security, and business intelligence on any commercial or government location worldwide. Inpixon’s products and professional services group help customers take advantage of mobile, big data, analytics, and the Internet of Things (IoT) to uncover the untold stories of the indoors. For the latest insight on IPA, follow Inpixon on LinkedIn, @InpixonHQ on Twitter, and visit inpixon.com.

About Sysorex

Sysorex, Inc. provides information technology and telecommunications solutions and services to commercial and government customers primarily in the United States. Sysorex’s goal is to deliver right-fit information technology solutions that help organizations reach their next level of business advantage. To that end, Sysorex provides a variety of IT services and/or technologies that enable customers to manage, protect, and monetize their enterprise assets whether on-premises, in the cloud, or via mobile.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Inpixon and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, our ability to complete the spin-off in a timely manner or at all, our ability to satisfy the various closing conditions to the spin-off, the impact of the spin-off on our business and that of Sysorex, and Inpixon’s and Sysorex’s ability to execute their respective business strategies following the spin-off. Other risks and uncertainties include the fluctuation of global economic conditions, the performance of management and employees, ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic and current reports available for review at sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Non-GAAP Financial Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles in the United States (“GAAP”) are useful measures of operations. EBIDTA, Adjusted EBITDA and pro forma net loss per share are non-GAAP measures. Inpixon defines “EBITDA” as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization. Management uses Adjusted EBITDA as the matrix in which it manages the business and Inpixon defines “Adjusted EBITDA” as EBITDA plus adjustments for other income or expense items, non-recurring items and non-cash stock-based compensation. Inpixon defines “pro forma net loss per share” as GAAP net loss per share adjusted for adjusted for non-cash items including stock-based compensation, amortization of intangibles and one time charges including gain/loss on the settlement of obligations, severance costs, change in the fair value of derivative liability, acquisition costs and the costs associated with the public offering.

Management provides Adjusted EBITDA and pro forma net loss per share measures so that investors will have the same financial information that management uses, which may assist investors in assessing Inpixon’s performance on a period-over-period basis. Adjusted EBITDA or pro forma net loss per share is not a measure of financial performance under GAAP, and should not be considered an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA and pro forma net loss per share have limitations as analytical tools and should not be considered either in isolation or as a substitute for analysis of Inpixon’s results as reported under GAAP.

Contacts

Inpixon Investor Relations:

CORE IR

Scott Arnold, +1-516-222-2560

Managing Director

www.coreir.com

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INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value data)

	As of June 30, 2018	As of December 31, 2017
ASSETS
Current Assets
Cash and cash equivalents	$8,336	$141
Accounts receivable, net	1,364	2,310
Notes and other receivables	167	183
Inventory	852	790
Prepaid licenses and maintenance contracts	12	4,638
Assets held for sale	--	23
Prepaid assets and other current assets	1,044	1,123
Total Current Assets	11,775	9,208

Prepaid licenses and maintenance contracts, non-current	--	2,264
Property and equipment, net	331	520
Software development costs, net	1,567	2,017
Intangible assets, net	10,208	12,678
Goodwill	636	636
Other assets	375	368
Total Assets	$24,892	$27,691

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities
Accounts payable	$18,637	$25,834
Accrued liabilities	1,434	5,421
Deferred revenue	109	5,611
Short-term debt	1,815	3,058
Derivative liabilities	--	48
Liabilities held for sale	--	2,059
Total Current Liabilities	21,995	42,031

Long Term Liabilities
Deferred revenue, non-current	--	2,636
Long-term debt	142	767
Other liabilities	75	113
Acquisition liability - Integrio	62	997
Total Liabilities	22,274	46,544

Commitments and Contingencies

Stockholders’ (Deficit) Equity:
Preferred Stock - $0.001 par value; 5,000,000 shares authorized, 0 issued and outstanding as of June 30, 2018 and December 31, 2017	--	--
Series 4 Convertible Preferred Stock - $1,000 stated value; 10,185 shares authorized; 2,318.2933 and 0 issued and 2,318.2933 and 0 outstanding at June 30, 2018 and December 31, 2017. Liquidation preference of $0 at June 30, 2018 and December 31, 2017.	--	--
Common Stock - $0.001 par value; 250,000,000 shares authorized; 38,252,920 and 962,200 issued and 38,252,389 and 961,669 outstanding at June 30, 2018 and December 31, 2017, respectively.	38	1
Additional paid-in capital	108,539	78,302
Treasury stock, at cost, 531 shares	(695)	(695)
Accumulated other comprehensive income	26	31
Accumulated deficit	(105,299)	(94,486)
Stockholders’ Deficit attributable to Inpixon	2,609	(16,847)

Non-controlling interest	9	(2,006)

Total Stockholders’ (Deficit) Equity	2,618	(18,853)

Total Liabilities and Stockholders’ (Deficit) Equity	$24,892	$27,691

INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues
Products	$707	$12,210	$1,182	$21,659
Services	1,121	2,886	2,740	6,919
Total Revenues	1,828	15,096	3,922	28,578

Cost of Revenues
Products	343	10,231	598	18,285
Services	474	1,481	1,078	3,620
Total Cost of Revenues	817	11,712	1,676	21,905

Gross Profit	1,011	3,384	2,246	6,673

Operating Expenses
Research and development	321	454	681	1,012
Sales and marketing	975	2,181	1,944	4,221
General and administrative	4,841	4,595	9,017	9,255
Acquisition related costs	--	2	16	5
Amortization of intangibles	1,323	1,382	2,645	2,767
Total Operating Expenses	7,460	8,614	14,303	17,260

Loss from Operations	(6,449)	(5,230)	(12,057)	(10,587)

Other Income (Expense)
Interest expense	(356)	(1,344)	(1,638)	(2,027)
Change in fair value of derivative liability	--	152	48	208
Gain on the sale of Sysorex Arabia	--	--	23	--
Gain on the settlement of obligations	1	--	1	--
Other income/(expense)	949	--	1,524	(65)
Total Other Income (Expense)	594	(1,192)	(42)	(1,884)

Net Loss from Continuing Operations	(5,855)	(6,422)	(12,099)	(12,471)

Loss from Discontinued Operations, Net of Tax	--	(9)	--	(17)

Net Loss	(5,855)	(6,431)	(12,099)	(12,488)

Net Loss Attributable to Non-controlling Interest	3	(4)	2	(9)

Net Loss Attributable to Stockholders of Inpixon	$(5,858)	$(6,427)	$(12,101)	$(12,479)

Deemed dividend to preferred stockholders	(9,727)	--	(11,235)	--

Net Loss Attributable to Common Stockholders	$(15,585)	$(6,427)	$(23,336)	$(12,479)

Net Loss Per Basic and Diluted Common Share
Loss from continuing operations	$(1.08)	$(81.20)	$(3.44)	$(164.63)
Loss from discontinued operations	-	(0.11)	-	(0.22)
Net Loss Per Share - Basic and Diluted	$(1.08)	$(81.26)	$(3.44)	$(164.74)

Weighted Average Shares Outstanding
Basic and Diluted	14,482,423	79,088	6,782,169	75,750

Comprehensive Loss
Net Loss	$(5,855)	$(6,431)	(12,099)	(12,488)
Unrealized foreign exchange gain/(loss) from cumulative translation adjustments	2	(21)	(5)	(11)
Comprehensive Loss	$(5,853)	$(6,452)	$(12,104)	$(12,499)

INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Six Months Ended
	June 30,
	2018	2017
Cash Flows from Operating Activities
Net loss	$(12,099)	$(12,488)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,040	834
Amortization of intangible assets	2,645	2,767
Adoption of accounting standards (note 2)	1,287	--
Stock based compensation	857	993
Amortization of technology	33	33
Change in fair value of derivative liability	(48)	(208)
Amortization of debt discount	417	1,251
Amortization of deferred financing costs	--	102
Provision for doubtful accounts	221	--
Gain on the settlement of liabilities	(262)	--
Gain on the sale of Sysorex Arabia	(23)	--
Other	2	41
Changes in operating assets and liabilities:
Accounts receivable and other receivables	741	5,691
Inventory	(62)	267
Other current assets	78	523
Prepaid licenses and maintenance contracts	6,891	5,644
Other assets	(41)	(106)
Accounts payable	(6,934)	2,839
Accrued liabilities	(3,561)	(515)
Deferred revenue	(8,138)	(6,024)
Other liabilities	(973)	(101)
Total Adjustments	(5,830)	14,031

Net Cash (Used in) Provided by Operating Activities	(17,929)	1,543

Cash Flows Used in Investing Activities
Purchase of property and equipment	(39)	(86)
Investment in capitalized software	(364)	(718)
Investment in technology	(175)	--

Net Cash Flows Used in Investing Activities	(578)	(804)

Cash Flows from Financing Activities
Repayments to bank facility	(1,141)	(4,345)
Net proceeds from issuance of common stock, preferred stock and warrants	27,961	5,570
Repayment of notes payable	(113)	(20)
Repayment of debenture	--	(3,050)
Net proceeds from convertible promissory notes	--	2,000
Repayment of convertible promissory notes	--	(2,662)

Net Cash Flows Provided by (Used in) Financing Activities	26,707	(2,507)

Effect of Foreign Exchange Rate on Changes on Cash	(5)	(11)

Net Increase (Decrease) in Cash and Cash Equivalents	8,195	(1,779)

Cash and Cash Equivalents - Beginning of Period	141	1,821

Cash and Cash Equivalents - End of Period	$8,336	$42

Reconciliation of Non-GAAP Financial Measures:

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net loss attributable to common stockholders	$(5,858)	$(6,427)	$(12,101)	$(12,479)
Adjustments:
Non-recurring one-time charges:
Acquisition transaction/financing costs	--	2	16	5
Costs associated with public offering	--	--	81	--
Gain on the settlement of obligations	(129)	--	(262)	--
Gain on earnout	(358)	--	(934)	--
Gain on the sale of Sysorex Arabia	--	--	(23)	--
Gain on the sale of contracts	(601)	--	(601)	--
Change in the fair value of derivative liability	--	(152)	(48)	(208)
Provison for doubtful accounts	105	--	221	--
Severance	--	--	15	27
Stock based compensation - acquisition costs	--	--	--	7
Stock-based compensation – compensation and related benefits	571	711	857	986
Interest expense	356	1,344	1,638	2,027
Depreciation and amortization	1,850	1,816	3,685	3,601
Adjusted EBITDA	$(4,064)	$(2,706)	$(7,456)	$(6,034)

(In thousands, except share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net loss attributable to common stockholders	$(5,858)	$(6,427)	$(12,101)	(12,479)
Adjustments:
Non-recurring one-time charges:
Acquisition transaction/financing costs	--	2	16	5
Costs associated with public offering	--	--	81	--
Gain on the settlement of obligations	(129)	--	(262)	--
Gain on earnout	(358)	--	(934)	--
Gain on the sale of Sysorex Arabia	--	--	(23)	--
Gain on the sale of contracts	(601)	--	(601)	--
Change in the fair value of derivative liability	--	(152)	(48)	(208)
Provison for doubtful accounts	105	--	221	--
Severance	--	--	15	27
Stock based compensation - acquisition costs	--	--	--	7
Stock-based compensation – compensation and related benefits	571	711	857	986
Amortization of intangibles	1,323	1,382	2,645	2,767
Proforma non-GAAP net loss	$(4,947)	$(4,484)	$(10,134)	$(8,895)
Proforma non-GAAP net loss per basic and diluted common share	$(0.34)	$(56.70)	$(1.49)	$(117.43)
Weighted average basic and diluted common shares outstanding	14,482,423	79,088	6,782,169	75,750

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